UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2012

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e) On March 21, 2012, SunPower Corporation (“SunPower”) announced the appointment of Charles Boynton as SunPower's Executive Vice President and Chief Financial Officer. Mr. Boynton has served as SunPower's Acting Chief Financial Officer since March 6, 2012, which is further described in SunPower's Form 8-K filed with the Securities and Exchange Commission on March 7, 2012 (“Form 8-K”).  In connection with this new appointment, Mr. Boynton's salary increased to $350,000, his target bonus increased to 60% of his base salary, and he received an award of 75,000 restricted stock units under the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan.  The restricted stock units will vest in equal annual installments over a three-year period beginning March 1, 2013. Mr. Boynton's compensation is further described in the Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: March 21, 2012	By:	/s/ Christopher Jaap
	Name:	Christopher Jaap
	Title:	Acting General Counsel and Assistant Secretary